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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Amax Gold Inc. on Form S-3 of our report dated February 4, 1994, except for Note 8 for which the date is March 18, 1994, on our audits of the consolidated financial statements and financial statement schedules of Amax Gold Inc. for the year ended December 31, 1993, which is included in Amax Gold Inc.'s Annual Report of Form 10-K for the year ended December 31, 1995.

/s/ COOPERS & LYBRAND L.L.P.

Coopers & Lybrand L.L.P.

Denver, Colorado
February 27, 1997